EXHIBIT 99.1

3200 County Rd 31, Rifle, CO 81650
Telephone: (720) 876 2373 Facsimile: (720) 876 2374

NATURAL RESOURCES USA CORPORATION PROVIDES UPDATE ON SHORT FORM MERGER WITH GREEN SEA RESOURCES INC.

RIFLE, Colo., December 5, 2011 - Natural Resources USA Corporation (“NRUC” or the “Corporation”) (OTC Bulletin Board: NTRC.OB) announced today that the short form merger with GSR Acquisition Corp. (“GSR Acquisition”), which is a wholly-owned subsidiary of Green SEA Resources Inc. (“Green SEA”),  is currently expected to close on or about December 28, 2011.

As previously disclosed in the Corporation’s current report on Form 8-K dated August 23, 2011, Green SEA intends to effect a short form merger (the “Merger”) of GSR Acquisition with and into NRUC, with NRUC continuing as the surviving corporation.

On December 1, 2011, Green SEA and GSR Acquisition filed Amendment No. 3 to the Schedule 13E-3 (“Amendment No. 3”) filed in connection with the Merger.  Amendment No. 3 states that the Merger will become effective following the filing of Articles of Merger with the Utah Divisions of Corporations and Commercial Code, which is currently expected to occur on or about December 28, 2011 (the “Effective Date”).

Green SEA has notified the Corporation that the mailing of a Letter to Shareholders, Transaction Statement and Notice of Merger and Dissenter’s Rights in connection with the Merger (collectively, the “Transaction Documents”) to NRUC shareholders of record as of November 30, 2011 has been commenced by Green SEA.

Following the effectiveness of the short-form merger on the Effective Date, NRUC shareholders will no longer own any shares of NRUC and their shares will represent the right to receive cash in the amount of $0.57 per share of NRUC common stock.

Following the Effective Date, registered NRUC shareholders will be mailed a letter of transmittal (“Letter of Transmittal”) by the paying agent, Computershare Trust Company, N.A. (the “Paying Agent”). Registered shareholders will need to duly complete the Letter of Transmittal and tender their stock certificate(s) to the Paying Agent therewith in accordance with the detailed instructions contained in the Letter of Transmittal, in order to receive payment of their merger consideration. Registered shareholders should not submit their stock certificate(s) before they have received the Letter of Transmittal.

Beneficial NRUC shareholders will not be mailed, nor required to complete, a Letter of Transmittal and will receive payment of their merger consideration through their brokerage accounts following the Effective Date.

3200 County Rd 31, Rifle, CO 81650
Telephone: (720) 876 2373 Facsimile: (720) 876 2374

The statutory right of each shareholder to dissent from the Merger under the Utah Revised Business Corporation Act, and the process by which a shareholder may exercise its statutory right to dissent under the URBCA, is described in detail in the Transaction Documents.

A copy of the Transaction Documents and Letter of Transmittal, once mailed to shareholders, will be available on the NRUC and Green SEA websites at www.naturalresourcescorp.com and www.greensearesources.com/projects/nruc.aspx.

Shareholders with administrative questions regarding tendering their stock certificate(s) and payment of their merger consideration following the mailing of the Letter of Transmittal after the Effective Date can contact the Paying Agent, c/o Computershare Corporate Actions, at 1 (800) 546-5141 (toll-free) or 1 (781) 575-2765 (toll).

***ENDS***

Forward Looking Statement

Natural Resources USA Corporation’s future conduct depends on a number of factors beyond our control, so we cannot assure you we will be able to conduct Natural Resources USA Corporation’s operations as we contemplate in this report.  This report contains various statements using the terms “may”, “expect to”, and other terms denoting future possibilities.  They are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  We cannot guarantee the accuracy of these statements as they are subject to a variety of risks beyond our ability to predict or control.  These risks may cause actual results to differ materially from the projections or estimates contained in this report.  These risks are discussed in our annual reports filed with the Securities and Exchange Commission.